SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 11, 2006


                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)

             New York                   0-4186                 13-1948169
  (State or other jurisdiction       (Commission             (IRS Employer
        of incorporation)              File No.)           Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     The Registrant has identified a site for a PET/CT medical diagnostic imaging center in Jacksonville, Florida. In connection therewith, on January 26, 2006, the Registrant entered into a ten (10) year lease, with two five (5) year renewal options, of an approximate 3,740 square foot imaging facility with an independent landlord at an annual aggregate base rent of approximately $71,000, subject to a 3% annual increase commencing in the second year of the term of such lease. The rent under such lease commences on the later of April 1, 2006 or the date on which improvements to the facility which is the subject of such lease have been substantially completed. In addition to the rent, the Registrant has also agreed to pay certain operating expenses and tax escalations as more specifically provided in such lease.

     On March 6, 2006, the Registrant entered into capital lease agreements with General Electric Capital Corporation, an independent equipment lender, in connection with the financing of the purchase of the PET/CT diagnostic imaging and ancillary medical equipment to be utilized in such facility. The capital leases will commence upon the Registrants acceptance of delivery of the PET/CT imaging system and ancillary medical equipment. The capital leases have a term of 84 months with a fixed annual interest rate of 8.69%. The Registrant will incur an aggregate principal indebtedness of approximately $2,024,000 in connection with such capital leases. The PET/CT imaging system has a one year manufacturer's warranty from date of acceptance. Thereafter, the Registrant will pay a fixed monthly maintenance fee of $15,000.

     The Registrant is responsible for constructing and installing improvements at such facility for which it has obtained a $450,000 construction loan from General Electric Capital Corporation. The Registrant entered into an agreement on March 8, 2006 with an independent construction contractor to construct and install such improvements. Upon utilizing all of the proceeds from the construction loan, the $450,000 will be repaid over a term of 60 months with a fixed annual rate of interest of 8.92%.

     The capital leases and construction loan require the Registrant to maintain a minimum cash balance of $500,000 and a debt to tangible net worth ratio not to exceed 3 to 1.

Item 9.01  Financial Statements and Exhibits.

      (c)  Exhibits

10.1 Premises Lease Agreement dated as of January 26, 2006 by and between The Sagemark Companies Ltd. and Jacksonville Concourse II, Ltd.

10.2 Equipment With Service Schedule dated as of February 12, 2006 To Master Lease Agreement (Quasi) dated as of June 24, 2003 by and between The Sagemark Companies Ltd. and General Electric Capital Corporation.

10.3 Equipment Schedule dated as of February 12, 2006 to Master Security Agreement dated as of August 29, 2005 by and between The Sagemark Companies Ltd. and General Electric Capital Corporation.

10.4 Promissory Note dated as of March 6, 2006 by and between The Sagemark Companies Ltd. and General Electric Capital Corporation.

10.5 Financial Covenants Agreement dated as of March 6, 2006 by and between The Sagemark Companies Ltd. and General Electric Capital Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE SAGEMARK COMPANIES LTD.

                                         By: /s/ THEODORE B. SHAPIRO
                                             ----------------------------------
                                             Theodore B. Shapiro, President and
                                              Chief Executive Officer

Date: April 11, 2006